                                                                    Exhibit 10.1

                            JOINT VENTURE AGREEMENT

                                 by and between

                                 SOFTBANK CORP.

                                      and

                              E*TRADE GROUP, INC.

                                  June 3, 1998

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                            JOINT VENTURE AGREEMENT

     This JOINT VENTURE AGREEMENT ("AGREEMENT") is made as of June 3, 1998, by and between E*TRADE GROUP, INC., a Delaware corporation ("E*TRADE"), and SOFTBANK CORP., a Japanese corporation ("SOFTBANK"). E*TRADE and SOFTBANK are hereunder also referred to collectively as the "PARTIES" and individually as a "PARTY."

                                    RECITALS

     A. SOFTBANK is a leading provider of information and distribution services in Japan and worldwide as infrastructure for the digital information industry.

     B. E*TRADE is a leading provider of Internet-based online securities trading services.

     C. The Parties desire to form a joint venture to provide online securities trading services to residents of Japan on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENT

1.  DEFINITIONS

        1.1 "AFFILIATE" means any Person: (a) that is controlled by, controls, or is under common control with a Party (collectively, a "CONTROLLED PERSON"); or (b) that is controlled by, controls, or under common control with any such Controlled Person, in each case for so long as such control continues; provided,
                                                                       --------
however, (i) that Affiliates of either Party shall include Persons in which such Party owns, directly or indirectly, shares representing at least thirty percent (30%) of the voting power represented by such Affiliates' outstanding shares, regardless of whether such control actually exists and (ii) Yahoo Inc. shall not be deemed an Affiliate of SOFTBANK or any member of the SOFTBANK Group for purposes of this Agreement. For purposes of this definition and Section 1.19, "CONTROL" shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise).

        1.2 "ANNUAL PLAN" means a business operations plan detailing E*TRADE Japan's goals and procedures for personnel, technical, financial, administrative and marketing activities for E*TRADE Japan's next succeeding fiscal year, as approved each year and revised from time to time by the Board.

        1.3 "ARTICLES" means the articles of incorporation of E*TRADE Japan in the form of attached Exhibit 1.3, as the same may be amended from time to time
                     -----------
in accordance with this Agreement and the Commercial Code.

        1.4  "BOARD" means the board of directors of E*TRADE Japan.

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        1.5 "BUSINESS" means the development and distribution of online electronic investing services permitting residents of Japan to place and consummate orders for securities over the internet, and to initiate and consummate such other transactions as the Parties may agree from time to time after prior consultation and review of applicable regulatory issues.

        1.6 "BUSINESS DAY" means a day on which commercial banks in the United States and Japan are generally open to conduct their regular banking business.

        1.7  "CLOSING DATE" is defined in Section 3.2(a).

        1.8 "COMMERCIAL CODE" means the Commercial Code of Japan, as amended and in effect from time to time.

        1.9 "COMMON STOCK" means common stock of E*TRADE Japan as authorized by the Articles.

        1.10 "CONFIDENTIAL INFORMATION" means all nonpublic or proprietary information disclosed by SOFTBANK, E*TRADE, E*TRADE Japan, or any of their Affiliates to any Party (whether owned by the disclosing Party or a third party to whom the disclosing Party owes a non-disclosure obligation) other than information which the receiving Party can demonstrate: (i) was known to the receiving Party at the time of the disclosure by the disclosing Party; (ii) has become publicly known through no wrongful act of the receiving Party; (iii) has rightfully been received by the receiving Party from a third party; or (iv) has been independently developed by the receiving Party.

        1.11 "CONSULTING SERVICES AGREEMENT' means the Consulting Services Agreement to be entered into between SOFTBANK and E*TRADE Japan on the Closing Date in the form of attached Exhibit 1.11, as amended from time to time.
                             ------------

        1.12  "DIRECTOR" means a member of the Board.

        1.13  "DISCLOSING PARTY" is defined in Section 5.2.

        1.14 "ETJ INTEREST" shall mean, for a Party, the percentage interest represented by the Securities then held by such Party divided by the all outstanding Securities (on an as-converted to Common Stock basis).

        1.15  "E*TRADE AFFILIATES" is defined in Section 3.4(a).

        1.16  "E*TRADE JAPAN" is defined in Section 3.1.

        1.17  "E*TRADE SECURITIES" is defined in Section 6.2(a).

        1.18  "EFFECTIVE DATE" means the date of this Agreement.

        1.19 "FUND" means any investment fund controlled by SOFTBANK or any SOFTBANK Affiliate.

        1.20 "KEY OFFICERS" means those E*TRADE Japan employees who are in management positions reporting directly to the President.

        1.21  "LAUNCH DATE" is defined in Section 3.1.

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

        1.22 "LICENSE AGREEMENT" shall mean the License Agreement to be entered into between E*TRADE and E*TRADE Japan on the Closing Date in the form attached hereto as Exhibit 1.22 and as amended from time to time.
          ------------

        1.23  "LOAN" is defined in Section 3.3.

        1.24 "PARTNERS" means such Persons as SOFTBANK deems strategically important to the success of E*TRADE Japan and proposes to include in the SOFTBANK Group pursuant to Section 3.2(a).

        1.25 "PARTY" and "PARTIES" are defined in the opening paragraph of this Agreement.

        1.26 "PERSON" means a natural individual, partnership, firm, corporation, or other entity or form of business association.

        1.27 "PROMISSORY NOTE" means a promissory note, dated the Closing Date, made by E*TRADE in favor of SOFTBANK, and in the form of attached Exhibit 1.27.
                                                                  ------------
        1.28  "PROPRIETARY INFORMATION" is as defined in the License Agreement.

        1.29  "RECEIVING PARTY" is defined in Section 5.2.

        1.30  "REGISTER" is defined in Section 3.3(c).

        1.31 "SECURITIES" shall mean all outstanding shares of Common Stock and any other equity securities of E*TRADE Japan or instruments exercisable or exchangeable for or convertible into Common Stock or other equity securities of E*TRADE Japan.

        1.32 "SECURITIES BUSINESS LICENSE" means a securities business license for the broker-dealer business under the Japan Securities and Exchange Law (Law No. 25 of 1948, as amended).

        1.33  "SOFTBANK GROUP" is defined in Section 3.2(a).

        1.34 "SPECIAL EXCEPTIONS LAW" means the Law Pertaining to Special Exceptions to the Commercial Code concerning Auditors of Companies (Kabushiki Kaisha).

        1.35 "STATUTORY AUDITOR" means a statutory auditor (Kansa-yaku) of E*TRADE Japan with powers and duties as specified in the Commercial Code.

        1.36  "TEMPORARY ACCOUNT" is defined in Section 3.2(a).

        1.37  "TERM" is defined in Section 7.1.

        1.38 "TRANSACTION DOCUMENTS" means this Agreement, the Articles, the License Agreement, the Consulting Services Agreement, the Promissory Note and each other agreement entered into between the Parties on or as of the Effective Date or the Closing Date, as the case may be, in connection with the transactions contemplated hereby.

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

2.  PURPOSE OF JOINT VENTURE

     The Parties hereby associate themselves in a joint venture relationship which shall have as its principal purpose the establishment and development of the Business.

3.  ESTABLISHMENT AND CAPITALIZATION OF E*TRADE JAPAN

        3.1  Establishment.  The Parties agree that the joint venture
             -------------
contemplated by this Agreement shall be carried out exclusively through a newly-formed Japanese kabushiki kaisha established by the Parties pursuant to this
Section 3.2 ("E*TRADE JAPAN"). E*TRADE Japan's corporate name shall be "E.TRADE Kabushiki Kaisha" in Japanese and "E*TRADE Japan K.K." in English. The Parties shall use commercially reasonable efforts to cause E*TRADE Japan to commence commercial operations by January 10, 1999 (the "LAUNCH DATE"). Promptly following E*TRADE Japan's receipt of a broker-dealer business license pursuant to the Securities and Exchange Law (Law No. 25 of 1948, as amended), the Parties shall cooperate to cause the Articles to be amended to reflect (a) "E.TRADE SHOKEN KABUSHIKI KAISHA" as E*TRADE Japan's name in Japanese, and (b) the appropriate business purposes of E*TRADE Japan.

3.2  Capitalization.
     --------------
        (a)  Initial Capitalization.  E*TRADE Japan shall, as of the second
             ----------------------
     (2nd) Business Day immediately following the Effective Date (the "CLOSING DATE"), have authorized capital stock consisting of one class of shares designated as Common Stock with the rights set forth in the Articles. Fifty-four thousand (54,000) shares of Common Stock, with a par value of
     (Yen)50,000 per share, shall be issued on the Closing Date. Listed in
     Exhibit 3.2 are the SOFTBANK Affiliates, Funds and Partners which shall be included as the initial SOFTBANK shareholders of E*TRADE Japan (the "SOFTBANK GROUP"). SOFTBANK shall notify E*TRADE in writing regarding any SOFTBANK Affiliates, Funds and Partners which SOFTBANK proposes to include as additional SOFTBANK shareholders of E*TRADE Japan following the Closing Date, whether in connection with a subscription for newly-issued Securities pursuant to Section 3.4 or by way of transfer of Securities from one or more members of the then-current SOFTBANK Group. E*TRADE shall have the right to approve such proposed additional SOFTBANK Group members, which approval shall not be unreasonably withheld. E*TRADE shall deliver to SOFTBANK written confirmation of its approval of or objection to additional proposed SOFTBANK Group members within five (5) Business Days of E*TRADE's receipt of SOFTBANK's notice, and any such entities so approved by E*TRADE shall be deemed to be members of the SOFTBANK Group for purposes of this Agreement. E*TRADE Japan's initial equity shall be funded as follows: On the Effective Date, SOFTBANK and E*TRADE shall (i) instruct their respective banks to wire (Yen)1,566,000,000 and (Yen)1,134,000,000, respectively, to a temporary account ("Betsudan Yokin") established by SOFTBANK at The Fuji Bank, Limited (Tokyo headquarters), account number 3948, for purposes of incorporating E*TRADE Japan (the "TEMPORARY ACCOUNT"), and (ii) shall exchange with each other copies of such wire instructions. Upon written confirmation of receipt of such wire transfers in the Temporary Account on or prior to the Closing Date (a copy of which confirmation SOFTBANK shall deliver promptly to E*TRADE), the Parties shall be deemed to have made, effective as of the Closing Date, and SOFTBANK shall cause to be reflected in the documentation for E*TRADE Japan's registration of incorporation, the following initial subscriptions for shares of Common Stock:

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                (i)  SOFTBANK Group Initial Subscription.  The SOFTBANK Group
                     -----------------------------------
     shall, collectively, subscribe for thirty-one thousand three hundred twenty (31,320) shares of Common Stock, representing a fifty-eight percent (58%) ETJ Interest; and

               (ii) E*TRADE Purchase. E*TRADE shall subscribe for twenty-two thousand six hundred eighty (22,680) shares of Common Stock, representing a 42% ETJ Interest.

        (b)  Certain Deliveries.  On the Closing Date:
             ------------------

             (i) SOFTBANK shall (A) execute and deliver to E*TRADE the Transaction Documents (other than this Agreement) to which SOFTBANK is a party, (B) cause E*TRADE Japan to execute and deliver to E*TRADE the License Agreement and the Consulting Services Agreement and (C) subject to
     Section 3.3, cause to be wired to E*TRADE the Loan proceeds; and

            (ii) E*TRADE shall execute and deliver to SOFTBANK and to E*TRADE Japan the License Agreement, and execute and deliver to SOFTBANK the other Transaction Documents (other than this Agreement) to which E*TRADE is a party.

        (c)  Acknowledgment of Agreement; Delivery of Share Certificates.
             -----------------------------------------------------------
     Promptly after the Closing Date, SOFTBANK shall cause E*TRADE Japan (i) to deliver to each Party its written acknowledgment of, and agreement to abide by, the terms of this Agreement, and (ii) at the request of either SOFTBANK or E*TRADE, to promptly issue and deliver to the SOFTBANK Group and to E*TRADE share certificates representing the shares of Common Stock subscribed for and purchased pursuant to this Section 3.2.

        3.3  Loan.
             ----

        (a)  In General.  In order to assist E*TRADE in funding its purchase of
             ----------
     Common Stock pursuant to Section 3.2, SOFTBANK hereby agrees to loan to E*TRADE on the Closing Date, by wire transfer to such bank account as E*TRADE shall specify in writing to SOFTBANK on or before the Effective Date, and E*TRADE hereby agrees, to borrow from and repay to SOFTBANK,
     (Yen)567,000,000 (the "LOAN"). The Loan shall be subject to E*TRADE's prior execution and delivery to SOFTBANK of the Promissory Note and the terms of E*TRADE's repayment of the Loan shall be governed thereby.

        (b)  The Register.  E*TRADE shall maintain at its address referred to in
             ------------
     Section 10.2 hereof a register (the "REGISTER") for the recordation of (i) the name and address of each Noteholder (as defined in the Promissory Note) and (ii) the principal amount of the Loan owing to, and any Promissory Note evidencing such Loan owned by, each Noteholder from time to time. Notwithstanding anything to the contrary in this Agreement, E*TRADE and each Noteholder shall treat each Person whose name is recorded in the Register as the owner of the Loan for all purposes of this Agreement. The Register shall be available for inspection by any Noteholder at any reasonable time and from time to time upon reasonable prior notice.

        (c)  Forms.  The Noteholder:
             -----

                (i) shall furnish to E*TRADE on or before the date of any payment to such Noteholder by E*TRADE pursuant to the terms of the Promissory Note an

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

     accurate and complete original signed copy of Internal Revenue Service Form W-8, or successor applicable form, certifying to such information as may be requested to establish such Noteholder's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments of interest to be made on the Loan (and deliver to E*TRADE a further copy of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form); and

                (ii) agrees to the extent legally entitled to do so, upon E*TRADE's reasonable request, to provide to E*TRADE (for the benefit of E*TRADE) (A) such other forms as may be reasonably required in order to establish the legal entitlement of such Noteholder to an exemption from U.S. withholding tax with respect to payment of interest made on the Loan and (B) such other supplemental forms as may at any time be required as a result of changes to applicable law or regulations in order to confirm or maintain in effect its entitlement to exemption from U.S. withholding tax on any payments of interest made on the Loan; provided, however, that
                                                   --------
     E*TRADE shall promptly reimburse all of such Noteholder's reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with the performance of its obligations pursuant to this Section 3.3(c).

        3.4  Additional Capital; Preemptive Right.
             ------------------------------------

        (a) Subject to Section 4, the Board may, by written notice to the Parties pursuant to the terms hereof, setting forth the terms, conditions and reasons for the financing, call for the Parties to subscribe for such additional Securities as the Board may deem appropriate based on E*TRADE Japan's capital requirements from time to time. Except as set forth in
     Section 3.4(b), the SOFTBANK Group, E*TRADE and E*TRADE Securities (and E*TRADE's other Affiliates, to the extent approved by SOFTBANK pursuant to this Section 3.4(a), the "E*TRADE AFFILIATES") shall have the right to purchase their respective pro rata share (which shall be equal to their then-current respective ETJ Interests) of any new issuance of Securities
     (i) proposed to be issued to the Parties pursuant to the immediately preceding sentence, and (ii) in the event of a proposed new issuance of Securities to any other Person, on the same terms and conditions as such Securities are offered to any other Person. SOFTBANK and E*TRADE shall each notify the other Party and E*TRADE Japan in writing of its decision to participate in any such proposed new issuance of Securities within ten (10) Business Days after receipt of the notice described in the first sentence of this Section 3.4(a). SOFTBANK shall have the right to approve in advance (which approval shall not be unreasonably withheld) any Affiliates of E*TRADE which E*TRADE proposes to include as shareholders of E*TRADE Japan. To the extent the SOFTBANK Group or E*TRADE (including E*TRADE Affiliates) elects not to subscribe for its full pro rata share of such Securities, SOFTBANK Group (if E*TRADE does not so subscribe) and E*TRADE (if the SOFTBANK Group does not so subscribe) shall be entitled to purchase any of the unsubscribed Securities. The Party electing to subscribe for any of the unsubscribed Securities shall, together with E*TRADE Japan, effect the closing of such subscription within thirty (30) days of its receipt of the nonsubscribing Party's election not to subscribe for such Securities, on the terms contained in the notice first mentioned above in this Section 3.4(a). Any subsequent proposed subscription of such Securities shall again be subject to the Parties' preemptive rights, and shall require compliance with the procedures, described in this Section 3.4(a).

        (b) Notwithstanding Section 3.4(a), the SOFTBANK Group and E*TRADE shall not have the right to purchase their pro rata share of new issuances of

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

     Securities issued pursuant to an E*TRADE Japan employee stock option plan adopted by the Board in accordance with this Agreement.

        3.5  Employee Stock Option Plan.  The Parties agree that an employee
             --------------------------
stock option plan would be beneficial to E*TRADE Japan, and accordingly shall cooperate in good faith with a view towards establishing such a plan within twelve (12) months after the Effective Date on terms mutually agreed by the Parties. The Securities allocated to an employee stock option plan shall not, initially, represent more than a two percent (2%) ETJ Interest. Any Securities allocated to an employee stock option plan shall be newly-issued and accordingly shall dilute the Parties' respective ETJ Interests on a pro rata basis.

        3.6  ETJ Interest.  The Parties agree to implement E*TRADE Japan's
             ------------
capital structure and the terms of this Agreement so that at all times during the term hereof, including following E*TRADE Japan's initial public offering,
(a) the SOFTBANK Group's ETJ Interest (on a fully-diluted basis taking into account any shares reserved for issuance pursuant to any employee stock option plan) shall not be less than fifty and one tenth percent (50.1%) and (b) E*TRADE Group's ETJ Interest (on a fully-diluted basis taking into account any shares reserved for issuance pursuant to any employee stock option plan) shall not be less than thirty-four and nine-tenths percent (34.9%).

4.  OPERATION AND MANAGEMENT OF E*TRADE JAPAN

        4.1  Operation of E*TRADE Japan.  The Parties agree to take all actions
             --------------------------
necessary to ensure that E*TRADE Japan shall be operated in accordance with the terms of this Agreement and the other Transaction Documents.

        4.2  Board of Directors.  E*TRADE Japan will be managed by the Board in
             ------------------
accordance with the terms of this Agreement and applicable law. The Board shall initially consist of five (5) Directors, three (3) of whom shall be nominated by SOFTBANK and two (2) of whom shall be nominated by E*TRADE. If E*TRADE's ETJ Interest at any time decreases to less than thirty-five percent (35%), the Parties shall cause the Board constituency to be adjusted within thirty (30) Business Days of such decrease so that four (4) Directors are nominated by SOFTBANK and one (1) Director is nominated by E*TRADE. If the SOFTBANK Group's ETJ Interest at any time decreases to less than forty two percent (42%), the Parties shall cause the Board constituency to be adjusted so that only two (2) Directors are nominated by SOFTBANK, and if the SOFTBANK Group's ETJ Interest at any time decreases to less than thirty-five percent (35%), the Parties shall cause the Board constituency to be adjusted so that only one (1) Director is nominated by SOFTBANK, in each case within thirty (30) Business Days of the triggering decrease.

        4.3   Removal; Reappointment of Directors.  Any Director may be removed
              -----------------------------------
for cause in accordance with applicable law. In addition, each Party having the right to appoint a Director pursuant to this Section 4 shall also have the right, in its sole discretion, to remove such Director at any time, effective upon delivery of written notice to E*TRADE Japan, the Director to be removed and to the other Party. In the case of a vacancy in the office of a Director for any reason (including removal pursuant to the preceding sentence), the vacancy shall be filled by the Party that nominated or has the right to nominate the Director in question.

        4.4 Board Meetings. The President shall have the authority to convene Board meetings, including the authority to specify the time and place of such meetings (with video conference or any other legally permitted means of meeting to be permitted at the request of any Director); provided, however, that (i) the Board shall meet
                              --------
at least once during each calendar quarter and (ii) written notice of such meetings shall be given not less than twenty (20) Business Days in advance (which twenty (20)-Business Day period may be shortened by written waiver of Directors or actual attendance by Directors, without objection, at a special Board meeting). Board meetings shall be conducted in the Japanese language (with English translation) and minutes of such meetings shall be prepared by E*TRADE Japan in Japanese and English and distributed to each Director promptly following a meeting. In the event of conflict or controversy, the Japanese version of the minutes shall control. Proposals or reports brought before any Board or shareholders' meeting for information or action (including without limitation E*TRADE Japan's annual and semi-annual financial statements) shall be prepared in English and Japanese. In the event of conflict or controversy, the Japanese version thereof shall control. Any and all reasonable travel costs (including without limitation business class air travel) and expenses incurred for purposes of attendance by a Party's Directors at Board meetings held outside the country where the Party's corporate headquarters is located shall be reimbursed by E*TRADE Japan.

        4.5  Board Quorum, Resolutions.  A quorum shall be deemed to exist for
             -------------------------
purposes of Board actions so long as at least three (3) Directors are present, including one Director appointed by each of the Parties. If no Directors nominated by a Party attend a duly noticed Board meeting, such meeting shall be immediately adjourned and rescheduled, and written notice of such rescheduled meeting shall be delivered to the Directors not less than five (5) Business Days in advance of the rescheduled meeting. If the number of Directors who attend such rescheduled meeting is not sufficient to constitute a quorum under the first sentence of this Section 4.5, a quorum shall be deemed to exist for purposes of the rescheduled meeting notwithstanding such non-attending Directors' absence so long as there is a sufficient number of directors present to constitute a valid quorum pursuant to the Commercial Code. Any action, determination or resolution of the Board shall require the affirmative vote of a majority of Directors present at a meeting at which a valid quorum pursuant to this Section 4.5 is present.

        4.6  E*TRADE Approval Rights.  Notwithstanding any other provision of
             -----------------------
this Agreement, in addition to approval by the Board, E*TRADE's prior written approval (either in the form of a written consent or in the form of E*TRADE's Director voting in favor of such action at a duly held Board meeting) shall be required for any of the actions described in attached Exhibit 4.6. E*TRADE's
                                                      ------------
approval rights in respect of the President, Key Officers and Statutory Auditors pursuant to Sections 4.7 and 4.8 shall be subject to the limitations set forth in attached Exhibit 4.6.
            ------------

        4.7  Representative Director; Key Officers.  E*TRADE Japan shall have
             -------------------------------------
one (1) President, who shall be the Representative Director of E*TRADE Japan in accordance with the Commercial Code. The President shall be elected by the Board from among the Directors nominated by SOFTBANK pursuant to Section 4.2. E*TRADE shall have the right to approve the President and the Key Officers (which approval shall not be unreasonably withheld). SOFTBANK shall have the right, exercisable in its sole discretion, to remove and, subject to E*TRADE's prior approval of the proposed successor, replace the President or any Key Officer at any time, effective upon the delivery of written notice to E*TRADE Japan, the President or the Key Officer, and E*TRADE. SOFTBANK shall also have the right to appoint a successor President or Key Officer, subject to E*TRADE's prior approval of the proposed successor, in the event a vacancy arises for any reason.

        4.8  Statutory Auditors.  E*TRADE Japan shall have three (3) Statutory
             ------------------
Auditors whom shall be nominated by SOFTBANK, subject to E*TRADE's prior approval (which approval shall not be unreasonably withheld and provided that affiliation with SOFTBANK or any member of the SOFTBANK Group shall not be deemed a basis for E*TRADE's withholding its approval of a Statutory Auditor hereunder). A Statutory Auditor may be removed for cause in accordance with the applicable law. SOFTBANK shall also have the right, exercisable in its sole discretion, to remove and, subject to E*TRADE's prior approval of the proposed successor, replace a Statutory Auditor at any time, effective upon the delivery of written notice to E*TRADE Japan, the Statutory Auditor to be removed and E*TRADE. SOFTBANK shall also further have the right to appoint a successor Statutory Auditor, subject to E*TRADE's prior approval of the proposed successor, in the event a vacancy arises for any reason.

        4.9  Shareholders' Meetings.  Shareholders of E*TRADE Japan shall
             ----------------------
receive notice of each shareholders' meeting at least twenty (20) Business Days before the scheduled date of such meeting. E*TRADE Japan shall have at least one shareholders' meeting each calendar year. Such meeting will take place at such time and place as is determined by the Board. Meetings shall be conducted in the Japanese language (with English translation to the extent requested by E*TRADE), and minutes of such meetings shall be prepared by E*TRADE Japan in Japanese and English. In the event of conflict or controversy, the Japanese version of the minutes shall control.

        4.10  Voting.  Each Party shall vote all Securities held by it (and
              ------
shall cause all Securities held by its permitted transferees under Section 8) to effect the provisions of this Section 4.

        4.11  Annual Plan.  E*TRADE Japan's President shall prepare, and the
              -----------
Board shall approve, an Annual Plan with respect to each fiscal year no later than sixty (60) days prior to the commencement of the fiscal year. The Parties shall cause E*TRADE Japan to conduct its operations in accordance with an Annual Plan, which shall set forth certain financial performance goals, including without limitation with respect to revenues, profits, return on net assets and return on equity for the subject fiscal year.

        4.12  Financial Statements and Accounting Records.  Financial statements
              -------------------------------------------
for E*TRADE Japan, including without limitation a balance sheet, income statement, statement of cash flows and statement of shareholders' equity, shall be submitted by E*TRADE Japan to each of the Parties (i) within sixty (60) days after the end of each fiscal quarter for such quarter, and (ii) within ninety
(90) days after the end of each fiscal year for such year. Each of the annual financial statements shall be audited and certified by an internationally recognized accounting firm (which will act as an independent auditor under the Special Exceptions Law) retained by E*TRADE Japan and jointly selected by SOFTBANK and E*TRADE. All financial statements shall be (i) prepared in accordance with generally accepted accounting principles in Japan and (ii) in reasonable detail and shall contain such financial data as SOFTBANK and E*TRADE may deem necessary in order to keep each of them advised of E*TRADE Japan's financial status (although quarterly statements need not include footnotes and may be subject to year-end adjustments).

        4.13  Right of Inspection.  During office hours of E*TRADE Japan, and
              -------------------
upon reasonable notice to E*TRADE Japan, each Party shall have full access to all properties, books of account, and records of E*TRADE Japan, and each Party shall have the right to make copies from such books and records at its own expense. Any information obtained by the Parties through exercise of rights granted under this Section 4.13 shall, to the extent constituting Confidential Information hereunder, be subject to the confidentiality provisions set forth in Section 5.2.

5.  ADDITIONAL COVENANTS

        5.1  Cooperation.  In accordance with and subject to the License
             -----------
Agreement, E*TRADE shall provide E*TRADE Japan with an exclusive license, under all of its intellectual property rights (including its trademarks), sufficient to conduct the Business. In addition, upon the terms and subject to the License Agreement, E*TRADE shall provide E*TRADE Japan with such technical support as it may reasonably require to localize E*TRADE's online securities trading technology for the Japanese environment and to interconnect with the Tokyo Stock Exchange and other Japanese exchanges, such technical support to be provided without charge (except for reimbursement of reasonable out-of-pocket expenses). In accordance with the Consulting Services Agreement, SOFTBANK shall provide consulting services to E*TRADE Japan regarding (i) necessary Japanese regulatory approvals required for the Business and (ii) strategic business opportunities relating to the Business. The Parties agree that E*TRADE Japan shall pay a royalty to E*TRADE in accordance with the License Agreement and a consulting fee to SOFTBANK in accordance with the Consulting Services Agreement; provided,
                                                                  --------
however, that if E*TRADE Japan fails to complete its initial public offering by the fourth (4th) anniversary of the Launch Date, the royalty payable to E*TRADE under the License Agreement and the consulting fee payable to SOFTBANK under the Consulting Services Agreement shall each be adjusted to equal a percentage of E*TRADE Japan's gross revenues agreed upon by the Parties and approved by the Board, and shall be payable quarterly from and after the fourth (4th) anniversary of the Launch Date.

5.2  Confidentiality.
     ---------------

        (a) The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the "DISCLOSING PARTY") may disclose Confidential Information to the other Party (the "RECEIVING PARTY"). The Receiving Party agrees (i) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement or any Transaction Document and (ii) not to disclose any such Confidential Information, except to its employees and (in the case of SOFTBANK, employees of other members of the SOFTBANK GROUP who agree, in a writing satisfactory to E*TRADE, to be bound hereby) who are reasonably required to have the Confidential Information in connection herewith. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party's Confidential Information.

        (b) Each Party agrees that its obligations under this Section 5.2 are necessary and reasonable to protect the other Party and its business, that any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and that, in addition to any other remedies that may be available in law, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this
Section 5.2 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 5.2 are in addition to and in no way preclude any other remedies or actions that may be available under this Agreement.

        5.3  Confidentiality of Agreement; Publicity.  Each Party agrees that
             ---------------------------------------
the terms and conditions of this Agreement and the Transaction Documents shall be treated as confidential information and that no reference thereto shall be made thereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed) except (i) as required by applicable disclosure laws, (ii) to its accountants, banks, financing sources, lawyers and other professional advisors in connection with this Agreement, provided that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential, (iii) as necessary in connection with the enforcement of the Agreement between the Parties, or (iv) pursuant to joint press releases of the Parties prepared in good faith. The Parties will consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements with respect to the transactions contemplated hereby.

        5.4  Noncompetition.  During the term of this Agreement, neither Party
             --------------
shall, directly or indirectly, offer online electronic investing services permitting any Person residing in Japan to execute trades over the internet in securities which are listed on a securities exchange or quoted on an interdealer quotation system which is governed by the rules of a national securities association pursuant to applicable law. In the event that this Agreement is terminated due to a Party's breach (including, if SOFTBANK is the terminating Party, a breach by E*TRADE under the License Agreement), the breaching Party's obligations pursuant to this Section 5.4 shall remain in effect for a period of twenty-four (24) months following such termination.

        5.5  Regulatory Approvals.  SOFTBANK shall be primarily responsible for
             --------------------
assisting E*TRADE Japan to obtain such approvals, consents and similar actions from Japanese governmental authorities, and E*TRADE shall be primarily responsible for assisting E*TRADE Japan to obtain such approvals, comments and similar actions from governmental authorities outside of Japan, as may be necessary or appropriate in order to consummate the transactions contemplated under the Transaction Documents. Each Party shall provide such assistance, at the other Party's cost, as the other Party may reasonably request in connection with such consents and approvals.

        6.  WARRANTIES AND REPRESENTATIONS OF THE PARTIES

        6.1  Warranties of SOFTBANK. SOFTBANK hereby represents and warrants to
             ----------------------
E*TRADE that, as of the Effective Date, the following statements are and shall be true and correct:

        (a)  Organization.  SOFTBANK is a corporation duly organized and validly
             ------------
existing under the laws of Japan, and has the corporate power and authority to enter into and perform this Agreement and the other Transaction
Documents to which it is a party.

        (b)  Permits; Approvals.  SOFTBANK holds all licenses, permits,
             ------------------
certifications and other authorizations, the absence of which would have a material adverse effect on its financial condition or business, and there has been no default or violation under any such authorization and there is no proceeding or investigation that is pending or, to SOFTBANK's knowledge, threatened under which any such authorization may be revoked, terminated or suspended.

        (c)  Authorization.  All corporate action on the part of SOFTBANK
             -------------
necessary for the authorization, execution and delivery of this Agreement and the other

Transaction Documents to which it is a party and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement and the other Transaction Documents to which it is a party when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of SOFTBANK.

        (d)  Government and Other Consents.  Other than any licenses, permits,
             -----------------------------
certifications or other authorizations which may be required in connection with the Business, as to which SOFTBANK makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority, or any other Person, is required in connection with SOFTBANK's execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, or if any such consent is required, SOFTBANK has satisfied the applicable requirements.

        (e)  Effect of Agreement.  SOFTBANK's execution, delivery and
             -------------------
performance of this Agreement and the other Transaction Documents to which it is a party will not (i) violate the Articles of Incorporation of SOFTBANK or any provision of any law, statute, rule or regulation to which SOFTBANK is subject,
(ii) violate any judgment, order, writ, injunction or decree of any court applicable to SOFTBANK, (iii) have any effect on the compliance of SOFTBANK with any applicable licenses, permits or authorizations which would materially and adversely affect SOFTBANK, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which SOFTBANK is a party and which would materially and adversely affect SOFTBANK or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of SOFTBANK; provided, however,
                                                          --------
that regulatory approvals may be required in connection with the conducting the Business with respect to certain securities and SOFTBANK makes no representation with respect to any such approvals pending the Parties' further review of regulatory issues in connection with the Business.

        (f)  Litigation.  There are no actions, suits or proceedings pending or,
             ----------
to SOFTBANK's knowledge, threatened, against SOFTBANK before any court or governmental agency which question SOFTBANK's right to enter into or perform this Agreement or the other Transaction Documents to which it is a party, or which question the validity of this Agreement or any of the other Transaction Documents.

        (g)  Disclosure.  No representation or warranty by SOFTBANK contained in
             ----------
this Agreement or in any other Transaction Document to which it is a party, and no exhibit, writing or other instrument required to be furnished by SOFTBANK pursuant hereto contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements and information contained therein not misleading.

        6.2  Warranties of E*TRADE.  E*TRADE hereby represents and warrants to
             ---------------------
SOFTBANK that, as of the Effective Date, the following statements are and shall be true and correct:

        (a)  Organization.  E*TRADE is a corporation duly organized and validly
             ------------
existing under the laws of Delaware, and E*TRADE Securities, Inc. ("E*TRADE SECURITIES") is a corporation duly organized and validly existing under the laws of California.

E*TRADE has the corporate power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party.

        (b)  Permits; Approvals.  Each of E*TRADE and E*TRADE Securities hold
             ------------------
all licenses, permits, certifications and other authorizations, including without limitation any such authorizations required under U.S. federal securities laws, the absence of which would have a material adverse effect on the financial condition or business of E*TRADE or E*TRADE Securities, as the case may be, and there has been no default or violation under any such authorization and there is no proceeding or investigation that is pending or, to E*TRADE's knowledge, threatened under which any such authorization may be revoked, terminated or suspended.

        (c)  Authorization.  All corporate action on the part of E*TRADE
             -------------
necessary for the authorization, execution and delivery of this Agreement and, the other Transaction Documents to which it is a party and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement, the License Agreement and the other Transaction Documents to which it is a party, when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of E*TRADE.

        (d)  Government and Other Consents.  Other than any licenses, permits,
             -----------------------------
certifications or other authorizations which may be required from regulatory authorities in Japan in connection with the Business, as to which E*TRADE makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority, or any other Person, is required in connection with E*TRADE's execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or if any such consent is required, E*TRADE has satisfied any applicable requirements.

        (e)  Effect of Agreement.  E*TRADE's execution, delivery and performance
             -------------------
of this Agreement and the other Transaction Documents to which it is a party will not (i) violate the Articles of Incorporation of E*TRADE or any provision of any law, statue, rule or regulation to which it is subject, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to E*TRADE,
(iii) have any effect on the compliance of E*TRADE with any applicable licenses, permits or authorizations which would materially and adversely affect E*TRADE,
(iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with, any term of, or affect the validity or enforceability of any agreement or other commitment to which E*TRADE is a party and which would materially and adversely affect E*TRADE, or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of E*TRADE; provided, however, that Japanese regulatory approvals may
                       --------
be required in connection with the conducting the Business with respect to certain securities and E*TRADE makes no representation with respect to any such approvals pending the Parties' further review of regulatory issues in connection with the Business.

        (f)  Litigation.  There are no actions, suits or proceedings pending or,
             ----------
to E*TRADE's knowledge, threatened, against E*TRADE before any court or governmental agency which question E*TRADE's right to enter into or perform this Agreement or other Transaction Documents to which it is a party, or which question the validity of this Agreement or any of the other Transaction Documents.

        (g)  Disclosure.  No representation or warranty by E*TRADE contained in
             ----------
this Agreement or any other Transaction Document to which it is a party, and no exhibit, writing or other instrument required to be furnished pursuant hereto contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements and information contained therein not misleading.

7.  TERM AND TERMINATION

        7.1  Term.  This Agreement shall be effective as of the Effective Date
             ----
and shall continue in effect until and unless terminated pursuant to Section
7.2.

        7.2 Termination. This Agreement may be terminated as follows:
            -----------

        (a)  Upon the Parties' mutual written agreement.

        (b) If SOFTBANK or E*TRADE fails to perform, in any material respect, any of its material obligations hereunder or any of the other Transaction Documents, and if such default continues for a period of thirty (30) days after the date the defaulting Party first receives written notice of such default from the other Party, then E*TRADE (if SOFTBANK is the defaulting Party) or SOFTBANK (if E*TRADE is the defaulting Party) shall have the right to terminate this Agreement effective immediately upon written notice to the defaulting Party at any time after such thirty (30)-day period.

        (c) SOFTBANK shall have the right to terminate this Agreement, effective immediately upon written notice to E*TRADE, in the event that E*TRADE Japan has elected to terminate the License Agreement in accordance with its terms. E*TRADE shall have the right to terminate this Agreement effective immediately upon written notice to SOFTBANK in the event that E*TRADE has elected to terminate the License Agreement in accordance with its terms.

        (d) Either E*TRADE or SOFTBANK shall have the right to terminate this Agreement, effective immediately upon written notice to the other Party and E*TRADE, in the event that E*TRADE (where SOFTBANK is the Party giving notice) or SOFTBANK (where E*TRADE is the Party giving notice) is dissolved, liquidated or declared bankrupt or a voluntary or involuntary bankruptcy filing is made by such Party.

        7.3  Effect.  Upon termination of this Agreement, the Parties shall
             ------
negotiate in good faith a possible purchase by one Party of all outstanding Securities held by the other Party or the sale of E*TRADE Japan to a third party. In the event that, notwithstanding their good faith negotiations, the Parties are unable to agree upon one Party's purchase of the other Party's Securities or the sale of E*TRADE Japan to a third party within thirty (30) days of the notice of termination, the Parties shall cooperate to cause E*TRADE Japan to be liquidated as promptly as practical in accordance with applicable law. The rights and obligations of the Parties under Sections 5.2, 5.3, 5.4 (to the extent provided therein), this Section 7.3, and Sections 7.4, 7.5, 9 and 10 shall survive any termination of this Agreement.

        7.4  Return of Confidential Information.  Upon the termination of this
             ----------------------------------
Agreement, each Party shall at its cost promptly return to the disclosing Party any and all documents and materials constituting or containing Confidential Information of the disclosing Party which are in the possession or control of the receiving Party, or if requested by the disclosing Party, shall destroy such documents and materials and certify such destruction in writing.

        7.5  Continuing Liability.  Termination of this Agreement for any reason
             --------------------
shall not release either Party from any liability or obligation which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

8.  TRANSFER RESTRICTIONS

        8.1  General Restriction.  Subject to Section 8.2, Each Party agrees to
            --------
hold its Securities during the Term and, except as otherwise specifically provided in this Agreement or agreed to in writing by the other Party, to not sell, transfer, assign, hypothecate or in any way alienate any of such Party's Securities or any right or interest therein except to an Affiliate controlled by such Party, provided, however, that transfers to Affiliates in which the
            --------
transferring Party holds, directly or indirectly, an equity interest of less than seventy percent (70%) shall require the non-transferring Party's prior written consent, which consent shall not be unreasonably withheld (and the non-transferring Party in any case shall deliver its response regarding the proposed transfer to the transferring Party within five (5) Business Days of receipt of notice of the proposed transfer). In the case of any transfer permitted hereunder (including Section 8.2), the transferring Party shall deliver to the other Party (i) at least ten (10) Business Days prior to such transfer, a written notice stating its intention to transfer the Securities to be transferred, the name of the transferee Affiliate, the number of Securities to be transferred, and the price and other terms and conditions of the transfer, and (ii) on or prior to the effective date of the transfer and in a form acceptable to the other Party and its counsel, the transferee's written acknowledgement of and agreement to be bound by, and to vote and act in respect of the transferred Securities at all times in accordance with, the terms of this Agreement.

        8.2  Transfers to Party Employees.  Notwithstanding the provisions of
             ----------------------------
Section 8.1, each Party shall, upon written notice to E*TRADE Japan and the other Party, have the right to transfer, to such Party's employees, such number of its Securities as it may elect from time to time. Any such transfers shall not affect the transferring Party's ETJ Interest for purposes of Section 3.6 or
Section 4.2.

9.  INCIDENTAL AND CONSEQUENTIAL DAMAGES

     NEITHER PARTY NOR ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

10.  GENERAL PROVISIONS

        10.1  Governing Law; Dispute Resolution.  The validity, construction and
              ---------------------------------
enforceability of this Agreement shall be governed and construed in accordance with the laws of Japan. All disputes between the Parties arising out of this Agreement (and not including any dispute under any other Transaction Document, which shall be resolved pursuant to the terms thereof) shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be finally settled by arbitration in Tokyo, Japan, using the English language, and in accordance with the rules then in effect of the Japan Commercial Arbitration Association. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith, including (if E*TRADE is the prevailing party) costs of travel to, and meals and hotel accommodations in, Japan. Judgement upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

        10.2  Notices and Other Communications.  Any and all notices, requests,
              --------------------------------
demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given
(a) if delivered personally, when received, (b) if transmitted by facsimile, on the first (1st) Business Day following receipt of a transmittal confirmation, or
(c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

          If to SOFTBANK:


          SOFTBANK CORP.
          24-1 Nihonbashi-Hakozakicho
          Chuo-ku, Tokyo 103-8501
          Attention:     Mr. Yoshitaka Kitao
                         Mr. Minoru Machida
                         Hitoshi Hasegawa, Esq.
          Telephone:     81-3-5642-8369
          Facsimile:     81-3-5642-3402

          with a copy to:

          Morrison & Foerster LLP
          AIG Building, 7th Floor
          1-1-3 Marunouchi,
          Chiyoda-ku, Tokyo 100-0005, Japan
          Attention:     Ken A. Siegel, Esq.
                         Charles C. Comey, Esq.
          Telephone:     81-3-3214-6522
          Facsimile:     81-3-3214-6512

          If to E*TRADE:

          E*TRADE Group, Inc.
          Four Embarcadero Place
          2400 Geng Road
          Palo Alto, CA 94303
          U.S.A.
          Attention:     Mr. Stephen Richards
                         Mr. Michael P. Rolnick
          Telephone:     1-650-842-2500
          Facsimile:     1-650-842-8622

          with a copy to:

          Brobeck, Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, CA 94303
          U.S.A.
          Attention:     Thomas A. Bevilacqua, Esq.
                         Curtis L. Mo, Esq.
          Telephone:     1-650-424-0160
          Facsimile:     1-650-496-2885

or in each case to such other address or facsimile number as a Party may have furnished to the other Party in writing.

        10.3   Language.  This Agreement is in the English language
               --------
only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

        10.4   Severability.  If any provision in this Agreement shall
               ------------
be found or be held to be invalid or unenforceable (including without limitation objections by the Japanese Fair Trade Commission) then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

        10.5    References; Subject Headings.  Unless otherwise
                ----------------------------
indicated, references to Sections and Exhibits herein are to Sections of, and Exhibits to, this Agreement. The subject headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

        10.6    Further Assurances.  The Parties shall each perform
                ------------------
such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

        10.7    Expenses.  Each of the Parties will bear its own costs
                --------
and expenses, including without limitation fees and expenses of legal counsel, accountants, brokers, consultants and other representatives used or hired in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All such expenses incurred by E*TRADE Japan shall be borne by E*TRADE Japan to the maximum extent permitted by applicable law including, without limitation, expenses relating to the formation of E*TRADE Japan, any transfer taxes for transfer of E*TRADE Japan stock to the Parties, registration charges, taxes, fees and expenses relating to required governmental or regulatory approvals, notary fees and legal fees and expenses.

        10.8     No Waiver.  No waiver of any term or condition of this
                 ---------
Agreement be valid or binding on a Party unless the same shall have been mutually assented to in writing by all Parties. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

        10.9     Entire Agreement; Amendments.  The terms and conditions
                 ----------------------------
contained in this Agreement (including the Exhibits hereto) and the Transaction Documents constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered by duly authorized representatives of each Party.

        10.10     Assignment.  Neither Party shall assign this Agreement
                  ----------
(i) without the other Party's prior written consent, and (ii) only in such case if the assignee agrees in writing to be bound irrevocably and unconditionally by the terms hereof, provided, however, that the assigning Party shall remain
                  --------
liable for the assignee's performance of its obligations hereunder. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective permitted successors and assigns.

        10.11     No Agency.  The Parties are independent contractors.
                  ---------
Nothing contained herein or done in pursuance of this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever.

        10.12     No Beneficiaries.  Nothing herein express or implied,
                  ----------------
is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties and their Affiliates who hold Securities (and, in the case of SOFTBANK, any other member of the SOFTBANK Group), any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

        10.13      Counterparts.  This Agreement may be executed in any
                   ------------
number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.


SOFTBANK CORP.                               E*TRADE GROUP, INC.


-------------------------------------------  -----------------------------------
                                                  Christos M. Cotsakos
               Masayoshi Son                      President & CEO
              President & CEO

                                  EXHIBIT 1.3

                    E*TRADE Japan Articles of Incorporation

                                  EXHIBIT 1.11

                         Consulting Services Agreement

                                  EXHIBIT 1.22

                               License Agreement

                                  EXHIBIT 1.27

                                Promissory Note

                                  EXHIBIT 3.2

                                 SOFTBANK Group

                                  EXHIBIT 4.6

                       Actions Requiring E*TRADE Consent